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                                                                    EXHIBIT 10.A

                         BACK OFFICE SERVICES AGREEMENT

                  Back Office Services Agreement ("Agreement") made and entered into effective as of the 1st day of November, 1996, by and between Managed Asset Service Corp., a Delaware corporation (the "Servicer"), and Heinold Asset Management, Inc., a Delaware Corporation (the "General Partner") on its own behalf and on behalf of each futures fund listed in Schedule 1 for which the General Partner acts as general partner (each a "Fund").

                              W I T N E S S E T H:

                  WHEREAS, the Fund's business and purpose is to invest in, reinvest in, hold and trade commodities and commodity futures, forward and option contracts, as well as any other items which are presently, or may hereafter become, the subject of futures, forward or option contract trading by retaining commodity trading advisors (hereinafter collectively referred to as "Futures Interests") and other investments; and

                  WHEREAS, the Fund, through the General Partner and pursuant to the Limited Partnership Agreement of the Fund, is authorized to appoint agents to provide various administrative services to the Fund subject to the oversight of the General Partner; and

                  WHEREAS, the Fund has heretofore offered limited partnership interests ("Units") for sale to investors by means of an offering memorandum including all exhibits thereto, as the same may be amended or supplemented from time to time (the "Prospectus"); and

                  WHEREAS, the Servicer's present business includes providing back office administrative services to futures funds and monitoring the operations and activities of companies engaged in the trading of Futures Interests; and

                  WHEREAS, the Fund and the Servicer wish to enter into this Agreement in order to set forth the terms and conditions upon which the Servicer will provide certain back office administrative services for the Fund in connection with the conduct by the Fund of its Futures Interest trading activities during the term of this Agreement.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereto do hereby agree as follows:

         1.       DUTIES OF THE SERVICER.

                  The General Partner and the Fund hereby appoint the Servicer, and the Servicer hereby accepts appointment, as the provider of back office administrative services to the Fund. For the period and on the terms and conditions set forth in this Agreement, the Servicer will perform on behalf of the Fund, the services set forth on Appendix A subject to the oversight of the General Partner.

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                  The Fund acknowledges that the Servicer's responsibilities hereunder depend in large measure upon the Servicer receiving accurate information with respect to the Fund on a timely basis from the General Partner and/or the Fund's clearing broker at the instruction of the General Partner. The Fund agrees that the Servicer shall have no liability for its failure to perform services contemplated hereunder if it is rendered unable to do so because of the failure of the General Partner and/or the Fund's clearing broker at the instruction of the General Partner to provide necessary information on the Fund on a timely basis. The General Partner and the Partnership further acknowledge and agree that the Servicer will not independently verify the adequacy or accuracy of the information provided to the Servicer by the General Partner and/or third parties and that the Servicer shall have no liability for the adequacy or accuracy of the Services to the extent that the information provided by the General Partner and/or third parties is the basis for such Services.

         2.       COMPENSATION.

                  In consideration of and as compensation for its services under this Agreement, the Fund and/or the General Partner will pay the Servicer a monthly administrative fee as set forth in Appendix B. The Servicer will submit an invoice to each Fund and/or the General Partner within ten business days after month-end and each Fund and/or General Partner shall remit payment to the Servicer by the following month-end.

         3.       TERM AND TERMINATION.

                  This Agreement shall commence on the date hereof and shall continue in effect until terminated by either party by 30 days' written notice to the other.

                  In the event of the termination of this Agreement pursuant to this Paragraph 3, the rights of the Servicer to receive fees earned through the date of expiration or termination shall survive this Agreement until satisfied.

                  The termination of this Agreement pursuant to this Paragraph 3 with respect to any Fund shall have no effect on any other Fund.

         4.       STANDARD OF INDEMNITY AND LIABILITY.

                  (a) The Servicer agrees to indemnify and hold harmless each of the Fund and the General Partner from and against any loss, claim, damage, liability, cost and expense (including, without limitation, attorneys' and accountants' fees and disbursements), judgments and amounts paid in settlement (collectively, "Loss") to which the Fund or the General Partner may become subject, insofar as any such Loss arises out of, relates to, or is based upon any claim asserted or enforced against the Fund and/or the General Partner to the extent that such claim is based upon gross negligence or misconduct on the part of the Servicer, or any violations by the Servicer of any of its representations, warranties, covenants or agreements contained in this Agreement.


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                  (b) The Servicer agrees to reimburse the Fund for any legal or other expenses reasonably incurred by it in investigating or defending or preparing to defend against any such Loss described in subparagraph 4(a), above.

                  (c) The Fund agrees to indemnify and hold harmless the Servicer from and against any Loss to which the Servicer may become subject, insofar as such Loss arises out of, relates to, or is based upon any claim asserted or enforced against the Servicer with respect to this Agreement or the activities contemplated hereunder to the extent that such claim is not based upon gross negligence or misconduct on the part of the Servicer or any violations by the Fund of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  (d) The Fund agrees to reimburse the Servicer for any legal or other expenses reasonably incurred by it in connection with investigating or defending or preparing to defend against any Loss described in subparagraph 4(c), above.

                  (e) Promptly after receipt by a party to be indemnified under subparagraph 4(a) or 4(c), above, of any notice of the commencement of any action or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subparagraphs, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subparagraphs. The requirement that an indemnifying party be given written notice of the commencement of any action shall be deemed to be satisfied if such indemnifying party shall have actual knowledge thereof or shall have been given written notice of the commencement of any action or proceeding within a reasonable time after the commencement thereof. If any such action shall be brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel satisfactory to such indemnified party, and shall have the right to negotiate and consent to a settlement thereof, provided that the indemnified party shall have consented to the settlement. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subparagraphs for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent it, if, in the indemnified party's reasonable judgment, it is advisable for such party to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the indemnified party. No indemnifying party shall be liable for any settlement of any such action effected without its consent, but if any such action or proceeding is settled with the consent of any indemnifying party or if there be a final judgment for the plaintiff in any such action or proceeding (of which an indemnifying party shall have been notified), such indemnifying party shall indemnify and hold harmless each indemnified party from and against any Loss incurred or suffered by reason of such settlement or judgment.


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                  Any indemnification under subparagraphs (a) or (c), above, unless ordered by a court, shall be made by the indemnifying party only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnified party is proper in the circumstances because it has met the applicable standard of conduct set forth in subparagraphs (a) or (c) above, as the case may be.

                  (f) As used in these subparagraphs (c) and (d), above, the term "Servicer" shall include the Servicer and as used in these subparagraphs
(a) and (b), above, the term "Fund" shall include the Fund.

                  (g) The provisions of this Paragraph 4 shall survive the termination or other expiration of this Agreement.

         5.       REPRESENTATIONS AND WARRANTIES.

                  (a) The Fund represents and warrants to the Servicer as follows:

                  (i) This Agreement has been duly and validly authorized, executed and delivered by the Fund and, assuming due execution by all other parties hereto, is a valid and binding agreement of the Fund enforceable in accordance with its terms.

                  (ii) The Fund has been duly organized and is validly existing and in good standing as a limited partnership under the laws of its organization, with full power and authority to carry out its obligations under this Agreement, its Limited Partnership Agreement establishing the Fund ("LPA") and conduct its business as described in the Prospectus.

                  (iii) The performance by the Fund of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Fund pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, nor will any such action or performance result in a violation of the provisions of the LPA or any statute or any order, rule or regulation of any court or governmental authority or body having jurisdiction over the Fund.

                  (b) The Servicer represents and warrants to the Fund as follows:

                  (i) This Agreement has been duly and validly authorized, executed and delivered by the Servicer and, assuming due execution by all other parties hereto, is a valid and binding agreement of it enforceable in accordance with its terms.

                  (ii) The Servicer is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware and is qualified to do business in each other jurisdiction


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         in which the nature or conduct of its business requires such qualification and in which the failure to be so qualified would materially adversely affect the Servicer's ability to perform its obligations under this Agreement. The Servicer has full corporate power and authority under its Certificate of Incorporation and By-Laws to conduct its business and to perform its obligations under this Agreement.

                  (iii) The performance by the Servicer of its obligations under this Agreement will not conflict with or result in a breach of any of the terms or provisions of, or in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Servicer is a party or by which the Servicer is bound or to which any of the property or assets of the Servicer is subject, nor will any such action or performance result in a violation of the provisions of the By-Laws or the Certificate of Incorporation of the Servicer or any statute or any order, rule or regulation of any court or governmental authority or body having jurisdiction over the Servicer.

                  (c) All representations, warranties and covenants contained in this Agreement shall be continuing during the term of this Agreement and shall survive the termination or expiration of this Agreement with respect to any matter arising while such Agreement was in effect. Each party hereby agrees that as of the date of this Agreement it is, and during its term shall be, in compliance with its representations, warranties and covenants herein contained. In addition, if at any time any event occurs which would make, or tend to make, any of such representations, warranties or covenants not true, the party who made such representations, warranties and covenants promptly will notify the other party of such facts in the manner provided below. All representations, warranties and covenants herein contained shall inure to the benefit of each of the parties to whom it is addressed and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

          6.      COMPLETE AGREEMENT.

                  This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and no other agreement, verbal or otherwise, shall be binding on the parties hereto.

          7.      ASSIGNMENT.

                  This Agreement may not be assigned by any party without the express written consent of the other parties. An assignment of this Agreement with respect to one Fund shall have no effect on any other Fund.

          8.      AMENDMENT.

                  This Agreement may not be amended or modified except by the written consent of all of the parties hereto. An amendment of this Agreement with respect to one Fund shall have no effect


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on any other Fund.

          9.      SUCCESSORS.

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and except as otherwise provided in Paragraph 4, above, no other person shall have any right or obligation under this Agreement.

         10.      NOTICES.

                  Except as otherwise provided herein, all notices, demands or requests required to be made or delivered under this Agreement shall be effective only if in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, to the respective addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given and shall be deemed given by the party required to provide notice when received by the party to whom notice is required to be given:

                  If to the Fund, to it at:

                  c/o Heinold Asset Management, Inc.
                  440 S. LaSalle St., 20th Floor
                  Chicago, Illinois  60605

                  If to the Servicer, to it at:

                  440 S. LaSalle St., 20th Floor
                  Chicago, Illinois  60605

         11.      SURVIVAL.

                  The provisions of this Agreement shall survive the termination or other expiration of this Agreement with respect to any matter arising while this Agreement was in effect.

         12.      HEADINGS.

                  Headings to Paragraphs herein are for the convenience of the parties only and are not intended to be a part of or to affect the meanings or interpretation of this Agreement.

         13.      GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws.


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                  IN WITNESS WHEREOF, this Agreement has been executed and
delivered for and on behalf of the undersigned as of the day and year first above written.

                             HEINOLD ASSET MANAGEMENT, INC.
                             On its own behalf and on behalf
                             of each of the limited partnerships listed
                             in Schedule 1
                             By:  /s/ Lee E. Meyer
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                                  Lee E. Meyer
                                  Chief Financial Officer

                             MANAGED ASSET SERVICE CORP.


                             By:  /s/ Thomas M. Harte
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                                  Thomas M. Harte
                                  President

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                                   Appendix A

The Servicer may provide any one or more of the following record keeping, reporting and customer service functions provided that the Servicer receives adequate information from the Fund, the General Partner and the Fund's clearing broker at the instruction of the General Partner:

Record keeping
  - Maintain an itemized daily record of each commodity interest transaction of the Fund
  - Maintain a record of each customer showing the customer's name, address and all funds that the Fund received from such customer
  - Maintain a general ledger containing details of all asset, liability, capital, income and expense accounts
  - Maintain copies of each confirmation of a commodity interest transaction of the Fund, each purchase and sale statement and each monthly statement for the Fund from the Fund's clearing broker
  -      Maintain copies of canceled checks and bank statements
  -      Maintain partner files
  -      Maintain customer complaint files
  - Maintain copies of all monthly account statements, Annual Reports, and notices to customers

Reporting
  - calculate the Net Asset Value (as defined in the Prospectus of the Fund) and Net Asset Value per Unit
  - prepare and distribute monthly account statements to customers and brokers
  - prepare and distribute any notices relating to material changes in the Fund - prepare and file with regulators, Form 10-Q, quarterly reports, if required under U.S. securities laws
  - prepare and file with regulators, Form 10-K, annual reports, if required under U.S. securities laws
  -      prepare and distribute an Annual Report to customers/brokers/regulators
  - prepare and file with the Secretary of States'office, biennial renewal reports
  -      prepare and file federal and state tax returns
  -      prepare and review customer K-1 forms

Customer Service

Telephone Services:

  - Answer inquiries from customers regarding redemptions/transfers/monthly statements
  - Answer inquiries from brokers regarding client accounts; including redemptions/transfers/monthly statements/trailing commissions
  -      Answer inquiries from customers relating to tax and financial matters


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Redemptions and Transfers:
  - Effect the completion of redemptions/transfers for month-end posting - Calculate amount of redemption proceeds, prepare checks
  -      Distribute redemption notices and proceeds
  -      Distribute transfer notices to relevant parties
  -      Liase with lawyers and accountants on transfer issues

Database Maintenance:
  - Daily upkeep of data base regarding changes with respect to customer information/broker information

Miscellaneous:
  -      Respond to general correspondence from custodians, brokers, customers
  -      Liase with internal and outside auditors and regulators during audits
  -      Effect title changes, prepare and distribute confirmation re: same

In addition, the Servicer may provide one or more of the miscellaneous services as set forth below:
  - Liase with outside auditors and attorneys with respect to various filings
  - Assist in the preparation of management contracts, service agreements, general partnership agreements
  - Calculate management fees, incentive and trailing fees for the General Partner's review and approval and effect the payment of same and other expenses
  - Assist in due diligence examinations of trading advisors, hedge fund managers, broker-dealers and CFTC registered entities


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                                   Appendix B


I.   Fees paid by the Fund

Monthly Reports:

                  -Financial Statement and postage   $1.49

Special Mailings:

                  -Per page                          At cost by third parties
                  -Postage                           At cost

Miscellaneous:

                  -Form K-1                          $16.00 per investor
                  -Annual Audit                      At cost by third party
                  -Filing Fees                       At cost

II.      Fees paid by the General Partner

         The General Partner shall pay Servicer, $28,000 per month for recordkeeping, other reporting, customer service, due diligence, contract negotiation and other miscellaneous functions.

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                                   Schedule 1


The Four Seasons Fund Limited Partnership
Fundamental Traders Fund L.P.
The Future Fund
The Future Fund II
The Futures Advantage Fund
The Futures Dimension Fund
The Horizon Futures Fund
The Horizon World Futures Fund
Institutional Balanced Portfolio Account Limited Partnership I
The Jefferson Futures Fund
Landmark Fund I, A Limited Partnership
Landmark Fund II, A Limited Partnership
Main Street Futures Partners L.P.
New Century Currency & Financial Fund L.P.
Patriot Futures Fund I L.P.
Patriot Futures Fund II L.P.
The Renaissance Futures Fund
The Resource Fund
The Sycamore Futures Fund




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